UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 26, 2014

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2014, our board of directors appointed Chad M. Holmes as our executive vice president, chief financial officer and treasurer, effective as of November 10, 2014 (the “Effective Date”). Mr. Holmes will succeed Wayne D. Mackie, who on September 29, 2014 tendered his resignation as our executive vice president, chief financial officer and treasurer, effective as of the Effective Date.

Mr. Holmes, who is 41 years old, joined us in 2004 as part of our InteCap acquisition and has served as our Vice President, Global Leader of Corporate Development since November 2009 and, prior to that, as our Vice President of Corporate Development. Mr. Holmes has also served as a director of our majority owned subsidiary, NeuCo, Inc., since 2007 and as chair of its Audit Committee since 2009, positions he will resign, effective as of the Effective Date.

Upon starting his role as our executive vice president, chief financial officer and treasurer, Mr. Holmes will receive an annual base salary of $350,000 and, like our other executive officers, he will be eligible to receive performance awards under our cash incentive plan and grants of equity awards under our long-term incentive program and our 2006 equity incentive plan (these plans and this program are described in more detail in the proxy statement we filed with the SEC on June 13, 2014). Mr. Holmes will also be entitled to receive a discretionary bonus based on his performance during our 2014 fiscal year, and employee benefits made available to our other vice presidents, officers and employees and their eligible dependents.

Item 8.01.                                        Other Events.

A copy of the press release announcing these management changes is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Number	Title

99.1	Press Release dated October 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: October 1, 2014	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Number	Title

99.1	Press Release dated October 1, 2014.